EXHIBIT 99.j
                       CONSENT OF INDEPENDENT ACCOUNTANTS

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 16, 2002, relating to the financial statements and financial highlights which appears in the October 31, 2002 Annual Report to Shareholders of Phoenix-Capital West Market Neutral Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" and "Independent Accountants and Reports to Shareholders" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
February 25, 2003